As filed with the U.S. Securities and Exchange Commission on January 22, 2013

Registration No.	333-163465
333-163465-01
333-163465-02

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CenterState Banks, Inc. (Exact name of registrant as specified in its charter)	Florida (State or other jurisdiction of incorporation or organization)	59-3606741 (I.R.S. Employer Identification Number)

42745 U.S. Highway 27

Davenport, Florida 33837

(863) 419-7750

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Ernest S. Pinner

Chairman, President and Chief Executive Officer

CenterState Banks, Inc.

42745 U.S. Highway 27, Davenport, Florida 33837

(863) 419-7750

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

John P. Greeley Smith Mackinnon, PA Suite 800, Citrus Center 255 South Orange Avenue P. O. Box 2254 Orlando, Florida 32801 (407) 843-7300

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

CenterState Banks, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 on Form S-3 in order to deregister securities that were previously registered by the Company and its affiliated trusts (the “Trusts”) pursuant to the Registration Statements on Form S-3 (Reg. No. 333-163465, 333-163465-01 and 333-163465-02) (collectively, the “Registration Statement”).

On December 3, 2009, the Company and the Trusts filed the Registration Statement for the sale of up to $200 million of securities. On July 27, 2010, the Company closed the sale of $35.19 million of the securities in the form of Company common stock. The Company and the Trusts have terminated any offering of the Company’s and Trusts’ securities pursuant to the Registration Statement. In accordance with an undertaking made by the Company in Part II of the Registration Statement to remove from registration by means of a post-effective amendment the securities that had been registered for issuance and that remain unsold at the termination of the offering, the Company and the Trusts hereby amend the Registration Statement to remove from registration the $164.81 million of securities that were registered but remain unsold as of the date hereof under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Davenport, Florida, on January 22, 2013

CENTERSTATE BANKS, INC.

By:	/s/ Ernest S. Pinner
Ernest S. Pinner
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on January 22, 2013.

/s/ Ernest S. Pinner	Chairman, President and Chief Executive Officer (Principal Executive Officer)
Ernest S. Pinner

/s/ James J. Antal	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
James J. Antal